                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                           _____________________

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                            ___________________


                               July 17, 1995
             (Date of Report; Date of Earliest Event Reported)


                         PRUDENTIAL REALTY TRUST
           (Exact Name of Registrant as specified in its Charter)


 Massachusetts                   1-8965                     22-6400284
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                       Identification No.)



Prudential Plaza, Newark, New Jersey                          07102
(Address of Principal Executive Offices)                    (Zip Code)


                            (201) 802-4302
             (Registrant's telephone no., including area code)

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Items 1-4.  Not Applicable.

Item 5.     Other Events.


            a. On August 3, 1995, Prudential Realty Trust announced that its Board of Trustees declared a dividend of $0.09 per Income Share
(NYSE symbol - PRTpfd) from Distributable Cash. The dividend is payable on September 1, 1995 to Income Shareholders of record on August 17, 1995.

                  The Trust announced a Net Loss for the quarter ended
June 30, 1995 of approximately $-577,000 and Distributable Cash of approximately $1,002,150. The amount of cash available for distribution exceeded the Net Loss due primarily to non-cash charges for depreciation of properties. The Trust realized a Net Loss per Income Share (PRTpfd) of approximately $-0.05 and Distributable Cash per Income share (PRTpfd) of $0.09.

                  A summary of the Trust's comparative financial results follows:

                                                Quarter Ended June 30,
                                                  1995         1994

Net (Loss) Income                             $ -577,223    $ 240,570

Distributable Cash                            $1,002,150    $ 668,100

Net (Loss) Income per Income Share                $-0.05       $0.02

Distributable Cash per Income Share               $ 0.09       $0.06


                                               Six Months Ended June 30,
                                                 1995          1994

Net (Loss) Income                            $ -495,448      $   94,413

Distributable Cash                           $2,004,300      $1,224,850

Net (Loss) Income per Income Share               $-0.04           $0.01

Distributable Cash per Income Share             $  0.18           $0.11

The net loss of $-495,448 for the six months ended June 30, 1995 was primarily attributable to approximately $1.1 million in costs related to the liquidation of the Trust, including the litigation and tender offer with Mr. Richard Osborne and related parties.

            b.    Settlement and Standstill Agreement.

            On July 17, 1995, the Trust, The Prudential Realty Advisors, Inc. (the "Advisor") and the trustees of the Trust (the "Trustees" and together with the Trust and the Advisor, the "Trust Parties") entered into a Settlement and Standstill Agreement (the "Settlement Agreement") with Richard M. Osborne ("Osborne"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Black Bear Realty, Ltd. (the "Bidder" and, together with Osborne and the Fund, the "Osborne Parties"). Pursuant to the Settlement Agreement,

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the parties agreed, among other things, to execute a stipulation of dismissal with prejudice of all claims, counterclaims and/or third party claims that were asserted by the parties (the "Stipulation of Dismissal") and a joint motion for dismissal (the "Joint Motion for Dismissal") in the Probate
Action and the Superior Court Action (collectively, the "Trial Court Actions"); each of Osborne and the Fund withdrew their request that a special meeting of the shareholders of the Trust be called to consider certain matters relating to the liquidation of the Trust; and the Bidder agreed not to extend the expiration date of the Offer beyond the expiration date of 11:59 p.m., New York City time, on July 17, 1995.

            The Settlement Agreement provides that each of the Osborne Parties will not, without the prior written consent of the Trustees, acquire any additional voting securities of the Trust ("Trust Stock") and that none of the Osborne Parties will, without the prior written consent of the Trustees, transfer any shares of Trust Stock except (i) pursuant to a publicly announced tender offer for any shares of Trust Stock by a person (other than any of the Osborne Parties or their affiliates), which tender offer the Trustees have voted to recommend to holders of any shares of Trust Stock, (ii) subject to certain volume limitations, pursuant to open market sales effected in accordance with brokers' transactions and the restrictions of Rule 144(f) and (g) of the Securities Act of 1933, as amended, or (iii) after first notifying the Trust of the terms of a proposed sale to a third party and giving the Trust the opportunity (as set forth in the Settlement Agreement) to purchase on such terms all of the Trust Stock proposed to be transferred to such third party.

            Under the terms of the Settlement Agreement, each of the Osborne Parties has agreed that neither it nor its affiliates will directly or indirectly: (i) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to shares of Trust Stock or deposit any shares of Trust Stock in a voting trust or similar arrangement;
(ii) solicit proxies or written consents of shareholders with respect to Trust Stock or make or participate in any proxy solicitation relating to shares of Trust Stock or become a participant in any election contest with respect to the Trust; (iii) seek to call or to request the call of a special meeting of shareholders of the Trust or seek to make or make a shareholder proposal at any meeting of the shareholders of the Trust; (iv) commence or announce any intention to

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commence any tender offer for any shares of Trust Stock or file a Schedule
13D under the Exchange Act with respect to Trust Stock or, except under certain limited circumstances, file any amendment to any Schedule 13D filed by any of the Osborne Parties with the SEC prior to the date of the execution of the Settlement Agreement (a "Current Schedule 13D"); (v) make a proposal or bid with respect to, or announce any intention or desire to make a proposal with respect to, the acquisition of any substantial portion of the assets of the Trust or of all or any portion of outstanding Trust Stock, or any merger, consolidation or other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving the Trust; (vi) take any action or form any intention requiring an amendment to a Current Schedule 13D (with certain exceptions);
(vii) arrange or participate in any financing for any transaction prohibited by the terms of the Settlement Agreement; or (viii) publicly disclose any request for or otherwise seek to obtain any waiver or amendment of the Agreement. Each of the Osborne Parties also agreed that neither it nor its affiliates will directly or indirectly otherwise act to seek to control, influence in any way or interfere with the management, the Trustees or the business, operations or affairs of the Trust or commence, join in or in any way participate in any action, suit or proceeding involving or relating to the Trust (except in the case where an Osborne Party is a defendant in any such action, suit or proceeding or is required to respond to or appear before the court in which such action, suit or proceeding has been brought), or commence any appeal in respect of the Trial Court Actions.

            Under the Settlement Agreement, the Osborne Parties agreed to release each of the Trust Parties and their affiliates from all claims and causes of action that the Osborne Parties have or ever had against the Trust Parties, including, without limitation, all claims and causes of action which were asserted or which could have been asserted in the Trial Court Actions, and from all claims and causes of action that the Osborne Parties may have in the future which concern the facts relating to or the subject matter of the Trial Court Actions. Each of the Trust Parties agreed to release each of the Osborne Parties on the same terms and to the same extent as the release of the Trust Parties by the Osborne Parties. In addition, the Trust Parties executed mutual releases with Robert G. Stern and Christopher Jarrett, the terms of which are similar to the releases of the Trust parties and the Osborne Parties contained in the Settlement Agreement.

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            In consideration of the foregoing and for other good and
valuable consideration, the Trust agreed to pay the Osborne Parties an aggregate amount of $550,000.

            A copy of the Settlement Agreement is filed as Exhibit 99 hereto and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the text of such document.

            Pursuant to a Letter Agreement, dated July 13, 1995, between the Advisor and the Trust, in order to facilitate the timely settlement of the litigation with Osborne and his affiliates, the Advisor agreed to reimburse the Trust for settlement costs that were paid to Osborne or his affiliates pursuant to the Settlement Agreement. Pursuant to the terms of such letter agreement, the amount of the reimbursement from the Advisor will not exceed $150,000 and will be paid only to the extent that the settlement costs pursuant to the Settlement Agreement exceed $400,000 net of any reimbursement received from the Trust's Directors and Officers liability insurance carrier. Any reimbursement due from the Advisor shall be paid promptly after a final determination is made by such insurance carrier with respect to the Trust's claims under its Directors and Officers insurance policy.

Item 6.     Not Applicable.

Item 7.  Financial Statements,
         Pro Forma Financial Information and Exhibits.

      (a)-(b) Not applicable.

      (c) Exhibits Required by Item 601 of Regulation S-K.

 Exhibit
   No.

   99 Settlement and Standstill Agreement, dated July 17, 1995, among Prudential Realty Trust, The Prudential Realty Advisors, Inc., Jeffrey L. Danker, Joseph M. Selzer, Richard J. Boyle, Francis L. Bryant, Thomas
                  F. Murray, Richard M. Osborne, Turkey Vulture Fund XIII, Ltd. and Black Bear Realty, Ltd.

Item 8.     Not Applicable.

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                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 19, 1995


                              PRUDENTIAL REALTY TRUST



                              By: /s/ James W. McCarthy
                                 Name: James W. McCarthy
                                 Title: Vice President,
                                          Comptroller and Principal
                                          Accounting Officer

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                               EXHIBIT INDEX


 Sequential
 Exhibit No.     Description                                      Page No.

   99 Settlement and Standstill Agreement, dated July 17, 1995, among Prudential Realty Trust, The Prudential Realty Advisors, Inc., Jeffrey
                 L. Danker, Joseph M. Selzer, Richard J. Boyle, Francis L. Bryant, Thomas F. Murray, Richard
                 M. Osborne, Turkey Vulture Fund XIII, Ltd. and Black Bear Realty, Ltd.

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                                                           EXHIBIT 99

                    SETTLEMENT AND STANDSTILL AGREEMENT

      AGREEMENT, dated as of July 17, 1995, by and among Prudential Realty Trust, a Massachusetts business trust (the "Trust"), The Prudential Realty Advisors, Inc., a New Jersey corporation ("PRA"), Jeffrey L. Danker ("Danker"), Thomas F. Murray ("Murray"), Joseph M. Selzer ("Selzer"), Richard J. Boyle ("Boyle") and Francis L. Bryant ("Bryant" and together with Danker, Murray, Selzer and Boyle in their respective capacities as Trustees of the Trust, the "Trustees"), and each of Richard M. Osborne, an Ohio resident ("Osborne"), Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund") and Black Bear Realty, Ltd., an Ohio limited liability company ("Black Bear"). For purposes of this Agreement, Osborne, the Fund and Black Bear may collectively be referred to herein as the "Osborne Parties."

      WHEREAS, the Osborne Parties are the beneficial owners of Capital Shares (as hereinafter defined) and Income Shares (as hereinafter defined) of the Trust; and

      WHEREAS, the Osborne Parties assert that the best interest of the Trust would be served by extending the term of the Trust and/or changing the Trust to an infinite life trust, and the Osborne Parties retained counsel, consultants and an investment banker to study the Trust and formulate a proposal with respect thereto; and

      WHEREAS, on May 17, 1995, Black Bear commenced a tender offer to purchase all outstanding Capital Shares at $.30 net per share (the "Tender Offer"), which Tender Offer currently expires at 11:59 p.m., New York City time, on July 17, 1995; and

      WHEREAS, the Trustees unanimously concluded, among other things, that since the policy and intention of the Declaration of Trust dated June 19, 1985 and amended August 20, 1985 (the "Declaration") is for the Trust to be completely liquidated 101/2 to 12 years after its inception (unless there was a change in the Trust's policies and such change was approved by 75% of each class of shareholders, voting separately as a class), the Tender Offer represented a first step in a plan designed by Black Bear to prevent the liquidation of the Trust and is in direct conflict with the long-standing policy and intent of the Trust; and

      WHEREAS, PRA has served as an advisor to the Trust since the inception of the Trust; and

      WHEREAS, the Trustees have carefully considered the Trust's business, financial condition and prospects, the terms and conditions of the Tender Offer and other matters, including presentations by the Trust's legal and financial advisors and, after receiving advice from its management and professional advisors, including without limitation, PRA, unanimously determined to reject the Tender Offer; and

      WHEREAS, on June 2, 1995, in furtherance of the Trustees' desire to comply with the long-standing policy and intent of the Trust and in accordance with the Declaration, the Trustees adopted a series of resolutions establishing a plan to effect the liquidation and termination of the Trust (as such plan may be amended, supplemented or modified from time to time hereafter, the "Plan of Liquidation"), effective immediately prior to completion of the sale of the Trust's Park 100 property located in Indianapolis, Indiana ("Park 100"), which resolutions, among other things, authorize certain officers of the Trust to sell Park 100 and to sell or otherwise liquidate the remaining properties of the Trust upon such terms as may be approved by a majority of the Unaffiliated Trustees (as defined in the Declaration), and require that, after paying or adequately providing for the payment of all liabilities of the Trust, the Trustees shall distribute the remaining Trust Estate (as defined in the Declaration), in cash or in kind or partly each, among the shareholders of the Trust according to their respective rights under the Declaration; and

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      WHEREAS, Osborne and the Fund have requested in that certain letter dated June 14, 1995, that a special meeting of the shareholders of the Trust be called for the purposes set forth in such letter; and

      WHEREAS, the Trustees concluded, after consultation with the Trust's legal advisors, that the purposes of the meeting as stated in the June 14, 1995 letter are not purposes permitted by the Declaration or the Trustees' Regulations, nor are they purposes upon which the shareholders of the Trust can lawfully act under applicable law, and that as such, the chief executive officer of the Trust is under no duty to call a special meeting pursuant to Section 6.12 of the Declaration and has refused to call such a meeting; and

      WHEREAS, the Trust and Richard M. Osborne and Robert G. Stern ("Stern" and together with Osborne, the "Plaintiffs") are parties in the actions entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Probate Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk (the "Probate Court"), Docket No. 95-E-0016 (the "Probate Court Action") and Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Superior Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk (the "Superior Court"), Civil Action No. 95-2095-A (the "Superior Court Action" and together with the Probate Court Action, the "Trial Court Actions"); and

      WHEREAS, the Probate Court has denied the temporary restraining order sought by the Plaintiffs to prevent the liquidation of the Trust and approximately 3.0 million Capital Shares sought pursuant to the Tender Offer have been tendered and not withdrawn; and

      WHEREAS, the Osborne Parties and the Trust have both spent substantial financial resources supporting their respective positions and further financial resources will of necessity be required to be expended if the matters which are the subject of the Lawsuits (as defined below) are not resolved; and

      WHEREAS, it is the desire of all of the parties hereto to compromise and settle all matters and issues in dispute between them in order to avoid the uncertainties, inconvenience and expense of further litigation.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 1.  Representations.

      (a) Binding Agreement. The Trust hereby represents to each of the Osborne Parties, and each of the Osborne Parties hereby severally represents to the Trust, that this Agreement has been duly authorized, executed and delivered by it or him, respectively, and is a valid and binding obligation of it or him, respectively, enforceable against it or him, respectively, in accordance with its terms.

      (b) Share Ownership of the Osborne Parties. Each of the Osborne Parties hereby jointly and severally represents to the Trust that as of the date hereof: (i) the Osborne Parties and their Affiliates (as hereinafter defined) are the beneficial owners of an aggregate of 2,160,100 shares of the Trust's Capital Shares (the "Capital Shares") and an aggregate of 1,873,300 shares of the Trust's Income Shares (the "Income Shares" and together with the Capital Shares, the "Shares"), in the respective amounts set forth on Exhibit A hereto; (ii) the Osborne Parties and their Affiliates own beneficially and of record the Shares set forth on Exhibit A hereto free and clear of any liens, restrictions, encumbrances or claims of any kind, except as disclosed in filings previously made with the Securities and Exchange Commission (the "SEC");

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and (iii) except for the Shares, none of the Osborne Parties or their
Affiliates owns any voting securities, or any securities convertible into or exchangeable for any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities, of the Trust (collectively, and together with the Shares and any voting securities, or any securities convertible into or exchangeable for any voting securities, or options, warrants, contractual rights or other rights of any kind to acquire or vote any voting securities, of the Trust which may be issued or granted or which become outstanding hereafter, the "Trust Stock"). For purposes of this Agreement, an "Affiliate" of any person, entity or corporation shall mean and include:
(i) any person, entity or corporation, now or hereafter, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with (through the ownership of voting securities or interests, by contract or otherwise) such person, entity or corporation, or acting in concert with such person, entity or corporation in connection with the Trust with respect to any matter referred to in Section 4 of this Agreement or clauses (a)-(j) of Item 4 of Schedule 13D under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or with respect to acquiring, holding, voting or disposing of any Trust Stock; and (ii) any Associate (as that term is defined in Rule 14a-1(a) under the 1934 Act) of any Osborne Party, provided, however, that for purposes of this Agreement, with respect to the Osborne Parties, the term "Affiliate" shall not include any members of the Fund solely in their capacity as such. Each of the Osborne Parties acknowledges and agrees that a breach of any provision of this Agreement by any Osborne Party or any Affiliate thereof shall constitute a breach by each Osborne Party and that each Osborne Party shall be fully liable for any breach of this Agreement by any other Osborne Party or by any Affiliate of any Osborne Party, it being understood that notwithstanding any other provision of this Agreement, any of the Osborne Parties and their Affiliates shall be entitled to act in concert with one another with respect to any action which an Osborne Party or an Affiliate of an Osborne Party would be permitted to take individually hereunder.

      For the purposes of this Agreement, beneficial ownership shall be determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the SEC pursuant to the 1934 Act.

      (c) No Litigation or Proceedings. Each of the Osborne Parties represents and warrants that, other than the Lawsuits (as defined below), there is no litigation or governmental or administrative proceeding or investigation pending or, to the best knowledge of any of the Osborne Parties, threatened or contemplated by any Osborne Party or any other person or entity other than Robert Huiskamp, against the Trust or any of its subsidiaries or their Affiliates, or the Trustees or the officers of the Trust, which may involve or relate to the properties, assets, prospects, financial condition or business of the Trust or any subsidiary or any of the subject matter of the Lawsuits, or which would prevent or hinder the consummation of the Plan of Liquidation or any of the transactions contemplated thereby.

Section 2.  Settlement of Claims; Termination of Certain Actions.

      (a) Upon execution of this Agreement, each of Osborne (at his own cost) and Stern (at his own cost) within one (1) business day thereafter shall (i) execute and deliver to the Trust a stipulation of dismissal with prejudice of all claims, counterclaims and/or third party claims that were asserted by that party (a "Stipulation of Dismissal") and a joint motion for dismissal (a "Joint Motion for Dismissal") in the Trial Court Actions in the forms attached hereto as Exhibit B, Exhibit C, Exhibit D and Exhibit E, and (ii) execute and file Stipulations of Dismissal in all other actions, suits or proceedings relating to the Trial Court Actions, including, without limitation, the action entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the District Court, City and County of Denver, Colorado, Case No. 95CV2674 and the action entitled In the Matter of the Application of Richard M. Osborne and Robert G. Stern,

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in the Supreme Court of the State of New York, County of New York, Index
No. 115485/95 (such actions, suits and proceedings referred to in clauses
(i) and (ii) above, together with the matters referred to in Section 2(b) hereof, are referred to herein as the "Lawsuits"). Upon execution of the Stipulations of Dismissal and Joint Motion for Dismissal in the Trial Court Actions, neither the Osborne Parties nor their attorneys shall pursue or conduct any discovery in the Lawsuits and shall withdraw all pending discovery requests served or issued by any of the Osborne Parties or their attorneys in the Lawsuits.

      (b) Upon execution of this Agreement, each of Osborne and Stern shall execute and file within one (1) business day thereafter notices of release of lis pendens and notices of release and dissolution ("Notices of Release") of any and all lis pendens notices, including, without limitation, the Lis Pendens Notice filed in the Probate Court Action on June 27, 1995 and in the Marion Circuit Court, No. 9500095, on June 27, 1995, attachments of any kind, including, without limitation, real estate attachments, restraining orders, injunctions or similar notices and notices of claim, which relate to the subject matter of the actions, suits or proceedings referred to in Section 2(a) hereof or to the Trust or to the assets of the Trust.

      (c) Simultaneously with the execution of this Agreement, the Osborne Parties shall cause to be delivered to the Trust general releases in the forms attached hereto as Exhibit F of each of Stern and Christopher Jarrett (the "General Releases").

      (d) The Trust hereby agrees to pay to the Osborne Parties the amounts set forth in Exhibit G hereto, such amounts aggregating FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000.00), by certified check, bank draft or wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Trust in writing by an authorized representative of the Osborne Parties, one (1) business day after the date on which the last Stipulation of Dismissal or Notice of Release and a Joint Motion for Dismissal (i) dismissing with prejudice all claims, counterclaims and third party claims referred to in Section 2(a) above in respect of the Lawsuits and (ii) releasing and dissolving any and all notices of claims referred to in Section 2(b) above in respect of the Lawsuits, is executed by each of Osborne and Stern (or their authorized representative(s)) and filed in the Superior Court, Probate Court or other court of competent jurisdiction, as the case may be; provided, however, that no such payments shall be made hereunder by the Trust to any of the Osborne Parties until such time as the Osborne Parties have performed all obligations required to be performed by them on or prior to the date on which this Agreement is fully executed by all of the parties hereto and have executed and/or delivered all documents required to be executed and/or delivered by them on or prior to the date on which this Agreement is fully executed by all of the parties hereto, including, without limitation, the General Releases.

      (e) Each of Osborne and the Fund hereby withdraws its request, made pursuant to that certain letter dated June 14, 1995, that a special meeting of the shareholders of the Trust be called to consider the matters set forth in such letter.

      (f) Black Bear hereby agrees that it shall not extend the expiration date of the Tender Offer beyond the current expiration date of 11:59 p.m., New York City time, on July 17, 1995.

Section 3.  Acquisition and Disposition of Trust Stock.

      (a) Each of the Osborne Parties hereby jointly and severally covenants and agrees that none of the Osborne Parties or their Affiliates will, without the prior written consent of the Trustees specifically expressed in a vote adopted by the Trustees, directly or indirectly, purchase or cause to be purchased or otherwise acquire (other than pursuant to a stock split, stock dividend or similar transaction) or agree to acquire, or become or agree to become the beneficial owner of, any additional Trust Stock. Each of the Osborne Parties agrees that none of the Osborne Parties or their Affiliates

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

will, without the prior written consent of the Trustees specifically expressed in a vote adopted by the Trustees, directly or indirectly, transfer any shares of Trust Stock now owned or hereafter acquired by them, except for transfers made: (i) pursuant to the provisions of Section 3(b) below, (ii) pursuant to a publicly announced tender offer for any shares of Trust Stock by any corporation, entity, person or group (other than any of the Osborne Parties or their Affiliates) which the Trustees have voted to recommend to holders of any shares of Trust Stock, or (iii) pursuant to open market sales of not more than (A) 100,000 Capital Shares or (B) 100,000 Income Shares or (C) 100,000 shares of any other class or series of Trust Stock, respectively, in any thirty (30) day period (calculated in the aggregate with respect to all sales by the Osborne Parties and their Affiliates, other than sales made pursuant to any of clauses (i) or (ii) of this Section 3(a)) effected in accordance with the "brokers' transactions" restrictions of subsections (f) (excluding the last sentence thereof) and
(g) of Rule 144 promulgated under the Securities Act of 1933, as amended. For purposes of this Agreement, "transfer" shall mean and include any sale, assignment, gift, pledge, the imposition of any other encumbrance or any other disposition or any agreement or obligation to do any of the foregoing.

      (b) If any Osborne Party or any Affiliate thereof desires to sell any shares of Trust Stock (a "Selling Stockholder") (other than pursuant to clause (ii) or (iii) of Section 3(a) hereof), the following requirements shall be satisfied:

            (i) The Selling Stockholder shall notify the Trust in writing of the proposed sale (the "Notice of Proposed Transfer"). The Notice of Proposed Transfer shall identify and provide reasonable information concerning the background, business experience and business affiliations of the proposed transferee (the "Transferee"), the purchase price or other consideration, if any, the number of shares and type of Trust Stock to be transferred and the complete terms of the proposed transaction.

            (ii) For a period of five (5) business days following the receipt of the Notice of Proposed Transfer, the Trust and/or any substitute purchaser(s) as designated by the Trust (the Trust and/or such substituted purchaser is hereinafter sometimes called the "Buyer") shall have the option to purchase all, but not less than all, the Trust Stock specified in the Notice of Proposed Transfer at the price and upon the terms set forth in the Notice of Proposed Transfer; provided, however, that if the type of consideration that was to be paid was non-cash consideration, then the amount paid by the Buyer for such Trust Stock shall be determined in good faith by the Trustees of the Trust, after consultation with the Trust's investment banker. In the event that Buyer elects to purchase all, but not less than all, of the Trust Stock specified in the Notice of Proposed Transfer, it shall give written notice to the Selling Stockholder of its election, in which case settlement for said Trust Stock shall be made and the Buyer shall purchase such Trust Stock for such price, in cash within five (5) business days after the later of the date the Trust receives (i) the Notice of Proposed Transfer or (ii) any Further Information requested by the Trust. In the event that Buyer elects not to purchase all of the Trust Stock specified in the Notice of Proposed Transfer, the Selling Stockholder may consummate the proposed transfer of said Trust Stock with the Transferee, provided, however, that such transfer shall not be consummated unless and until such Transferee agrees in writing to be bound by all of the terms of and to perform all of the obligations of the Osborne Parties contained in this Section 3 and in Section 4 of this Agreement in the same manner as if such Transferee were a party to this Agreement.

Section 4.  Standstill Arrangements.

      Each of the Osborne Parties hereby jointly and severally agrees with the Trust that, prior to the Termination Date (as defined below), none of the Osborne Parties or their Affiliates will, directly or indirectly, or will solicit, request, advise, assist or encourage others, directly or indirectly, to:

            (a) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the 1934 Act with respect to shares of Trust Stock or deposit any Trust Stock in a voting trust or similar arrangement or subject any Trust Stock to any voting agreement or pooling arrangement;

            (b) solicit proxies or written consents of shareholders with respect to Trust Stock under any circumstances, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any shares of Trust Stock, or become a "participant" in any election contest with respect to the Trust (as such terms are defined or used in Rules 14a-1 and 14a-11 under the 1934 Act);

            (c) seek to call, or to request the call of, a special meeting of the shareholders of the Trust or seek to make, or make, a shareholder proposal at any meeting of the shareholders of the Trust;

            (d) commence or announce any intention to commence any tender offer for any shares of Trust Stock, or file with or send to the SEC a Schedule 13D under the 1934 Act with respect to Trust Stock or any amendment to the Schedule 13D, as amended, under the 1934 Act which has been filed by any of the Osborne Parties with the SEC prior to the date hereof (the "Current Schedule 13D"), except amendments to the Current Schedule 13D solely to (i) reflect the execution of this Agreement, (ii) reflect acquisitions of Trust Stock permitted by this Agreement (and the financing thereof to the extent required by Item 3 of Schedule 13D), dispositions of Trust Stock permitted by this Agreement, changes in the identity and background of the reporting and other persons (to the extent such changes are permitted by this Agreement and are required by Item 2 of Schedule 13D) and contracts, arrangements, understandings or relationships (legal or otherwise) among the persons named in Item 2 of Schedule 13D with respect to any securities of the Trust (to the extent permitted by this Agreement and required by Item 6 of Schedule 13D), (iii) include any additional exhibits to the extent required by Item 7 of Schedule 13D solely as a result of the foregoing changes, or (iv) comply with applicable federal securities laws to the extent such changes are permitted by this Agreement (such permitted amendments and additional exhibits to the Current Schedule 13D being referred to as the "Permitted Schedule 13D Amendments");

            (e) make a proposal or bid with respect to, announce any intention or desire to make, or discuss with any person, or publicly make or disclose, cause to be made or disclosed publicly, facilitate the making public or public disclosure of, any proposal or bid with respect to, the acquisition of any substantial portion of the assets of the Trust or any of its subsidiaries or of all or any portion of the outstanding Trust Stock (except, subject to the other provisions of this Agreement, the Osborne Parties may file an amendment to the Current Schedule 13D containing only the Permitted Schedule 13D Amendments), or any merger, consolidation, other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving the Trust or any of its subsidiaries;

            (f) otherwise act to seek to control, influence in any manner or object to or delay or interfere with the management, the Trustees (including the composition thereof) or the business, operations or affairs of the Trust, including, without limitation, the Plan of Liquidation;

            (g) take any action or form any intention which would require an amendment to the Current Schedule 13D (other than amendments containing only the Permitted Schedule 13D Amendments);

            (h) commence, join in or in any way participate in any action, suit or proceeding of any kind (except in the case where an Osborne Party (i) is a defendant in any such action, suit or proceeding, provided, however, that such participation shall in every case be limited to the defense by such Osborne Party of the allegations made or claims brought against such Osborne Party pursuant to such action, suit or proceeding, or (ii) is required, by subpoena, court order or otherwise, to respond to or appear before the court in which such action, suit or proceeding has been brought), or commence any appeal in respect of the Lawsuits, or, directly or indirectly, support or encourage any administrative or investigative action or proceeding of any nature, against, involving or relating to the Trust, or any subsidiary, Affiliate or division of the Trust, the Trustees, the officers of the Trust, or any agent or advisor of the Trust (including, without limitation, attorneys, accountants, bankers and financial advisors) or any purchaser or prospective purchaser of any asset or assets of the Trust;

            (i) arrange, or in any way participate in, any financing for any transaction referred to in clauses (a) through (h) above inclusive; or

            (j) make public, or cause or facilitate the making public (including by disclosure to any journalist or other representative of the media) of, any request, or otherwise seek, to obtain any waiver or amendment of any provision of this Agreement, or to take any action restricted hereby.

      Notwithstanding the foregoing, the Osborne Parties may (i) make such amendments to the Schedule 14D-1, as amended, under the 1934 Act filed with the SEC prior to the date hereof to comply with applicable federal securities laws (to the extent such changes reflect action taken by the Osborne Parties which is not inconsistent with the provisions of this Agreement) and (ii) make such filings with the SEC pursuant to Section 16(a) of the 1934 Act to reflect changes in the beneficial ownership of any shares of Trust Stock of any Osborne Party (to the extent such changes reflect action taken by such Osborne Party which is permitted by this Agreement).

      Each of the Osborne Parties hereby jointly and severally covenants and agrees that each Osborne Party will promptly notify the Trust when and if such Osborne Party receives or learns of (i) any oral or written request to any of the Osborne Parties or any of their Affiliates to participate in any of the transactions or actions referred to in paragraphs (a) through
(i) above inclusive or (ii) any oral or written communication from or by any person or entity (other than the Trust) with respect to any of the transactions or actions referred to in paragraphs (a) through (i) above inclusive, if such person or entity could reasonably be deemed to be capable of effecting, participating in or materially assisting in such an action or transaction (through one or more Affiliates or otherwise) and such oral or written communication was of a nature that could reasonably be deemed to indicate a serious interest in effecting, participating in or materially assisting in such an action or transaction.

Section 5.  Releases.

      (a) Each of the Osborne Parties and their Affiliates hereby remises, releases and forever discharges each of the Trust, PRA and the Trustees, its or their respective successors in interest and subsidiaries thereof, and the past, present and future officers, trustees, shareholders, partners, members, agents, representatives, advisors (including without limitation, attorneys, accountants, bankers and financial advisors), heirs, successors and assigns of each of them (collectively, the "Trust Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that any of the Osborne Parties (i) now has or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits; provided, however, that nothing contained in this Section 5(a) shall be deemed to release any Trust Releasee from its, his or her obligations under this Agreement.

      (b) Each of the Trust, PRA and the Trustees hereby remises, releases and forever discharges each of the Osborne Parties, their successors in interest and subsidiaries thereof, and the past, present and future officers, trustees, shareholders, partners, members, agents, representatives, advisors (including without limitation, attorneys, accountants, bankers and financial advisors), heirs, successors and assigns of each of them (collectively, the "Osborne Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that the Trust, PRA and the Trustees (i) now have or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits; provided, however, that nothing contained in this Section 5(b) shall be deemed to release any Osborne Releasee from its, his or her obligations under this Agreement.

Section 6.  Termination of Certain Obligations.

      The obligations of the Osborne Parties under this Agreement shall commence on and as of the date first set forth above and shall remain in effect indefinitely thereafter. Notwithstanding the foregoing, the obligations of the Osborne Parties under Section 3 and Sections 4(a), 4(b), 4(c), 4(d), 4(e), 4(g) and 4(i) of this Agreement shall terminate on the date which is the earliest to occur of (A) the date which is the fifth anniversary of the date of this Agreement, (B) the date on which the liquidation of the Trust is completed in accordance with the Trust's Declaration of Trust and the Plan of Liquidation, which date shall not be deemed to have occurred until the date on which the Trust has fully distributed all of the proceeds from liquidation and/or all of its remaining assets to its shareholders in complete liquidation of the Trust and the Trust has been terminated, or (C) the effective date of a Termination Notice (as defined below) from the Osborne Parties (the earliest of such dates being referred to herein as the "Termination Date"). If at any time subsequent to the execution of this Agreement the Trust announces publicly that a majority of the Trustees have voted, voluntarily and without any order of any court or governmental body and without any suit or action being on file requesting or seeking any termination of the Plan of Liquidation, to abandon or otherwise terminate the Plan of Liquidation, the Osborne Parties may give written notice to the Trust, executed by each of the Osborne Parties, of the Osborne Parties' desire to terminate their obligations under Section 3 and Sections 4(a), 4(b), 4(c), 4(d), 4(e), 4(g) and 4(i) of this Agreement (a "Termination Notice"); provided, however, that such Termination Notice shall not become effective until the date which is sixty (60) days after the date on which the Trust receives such Termination Notice, unless prior to the expiration of such sixty (60) day period, a majority of the Trustees have (i) voted to reinstate the Plan of Liquidation or otherwise approve a plan of liquidation of the Trust, which plan may be different from the terms and conditions of the Plan of Liquidation, and (ii) publicly announced such vote, in which case, the Termination Notice shall be null and void.

Section 7.  Remedies.

      (a) Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in The Commonwealth of Massachusetts, in addition to any other remedy to which they may be entitled at law or in equity.

      (b) The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States of America located in The Commonwealth of Massachusetts for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in
Section 11 hereof shall be effective service of process for any such action, suit or proceeding brought against any party in any such court.
The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of The Commonwealth of Massachusetts or the United States of America located in The Commonwealth of Massachusetts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

Section 8.  Entire Agreement.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

Section 9.  Headings.

      Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 10.  Number; Gender.

      Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

Section 11.  Notices.

      All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and sent by U.S. registered mail, return receipt requested:

     if to the Trust:

                 Jeffrey L. Danker
                 Prudential Realty Trust
                 c/o The Prudential Realty Group
                 751 Broad Street
                 Newark, NJ 07102

     with copies to:

                 Donna Dellechiae, Esq.
                 Prudential Realty Group
                 3 Gateway Center
                 100 Mulberry Street, 14th Floor
                 Newark, NJ 07102-4077

                 William B. King, P.C.
                 Stephen D. Poss, P.C.
                 Goodwin, Procter & Hoar
                 Exchange Place
                 Boston, Massachusetts  02109

                 Irvine D. Flinn, Esq.
                 Michael M. Maney, Esq.
                 Sullivan & Cromwell
                 125 Broad Street
                 New York, NY 10004

     if to any of the
       Osborne Parties:

                 Richard M. Osborne
                 7001 Center Street
                 Mentor, Ohio 44060

     in each case, with a copy to:

                 Edwin A. McCabe, Esq.
                 Cuddy Bixby
                 One Financial Center
                 Boston, MA 02111

                 Byron S. Krantz, Esq.
                 Kohrman Jackson & Krantz
                 20th Floor, One Cleveland Center
                 Cleveland, OH 44114

Section 12.  Enforceability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

Section 13.  Law Governing.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to any conflict of laws provisions thereof.

Section 14.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

Section 15.   Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 16.   Acknowledgment

     Each of the undersigned parties hereby acknowledges that it has freely and voluntarily executed this Agreement, and in so doing, has not relied on any inducements, promises or representations of any other party or its representatives which are not described herein. Each of the undersigned parties has been advised by its legal counsel as to the meaning and consequences of this Agreement and the releases contained herein and acknowledges his or its understanding of the terms contained herein and the consequences thereof.

Section 17.   No Presumption Against Draftsman.

     Each of the undersigned parties hereby acknowledges the undersigned parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof.

Section 18.   Third Party Beneficiaries.

     The provisions of Sections 4(h) and 5 are expressly intended to benefit the Osborne Releasees and the Trust Releasees and any such releasees may enforce such provisions for its benefit.

Section 19.   Indemnification by Osborne Parties.

     Each of the Osborne Parties agrees to indemnify, defend and hold harmless each of the Trust, PRA and the Trustees and the officers, directors, trustees, employees, agents, partners and controlling persons of the Trust, PRA and the Trustees (collectively, the "Trust Indemnitees") from and against any and all expenses, losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees and expenses) incurred or threatened against the Trust Indemnitees or any of them which are caused by, or in any way result from or relate to any conduct or action taken by any member of the Fund which conduct or action would constitute a breach of any of the provisions of this Agreement if such conduct or action were undertaken by any of the Osborne Parties.

                               [END OF TEXT]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed, under seal, individually or by its duly authorized representative, as of the date first above written.

                                   PRUDENTIAL REALTY TRUST

ATTEST:

_________________________          By: /s/ Jeffrey L. Danker
                                      Name:  Jeffrey L. Danker
                                      Title:  President


                                   THE PRUDENTIAL REALTY
                                      ADVISORS, INC.

ATTEST:

_________________________          By: /s/ Jeffrey L. Danker
                                      Name:  Jeffrey L. Danker
                                      Title:  President


ATTEST:

_________________________           /s/ Jeffrey L. Danker
                                   JEFFREY L. DANKER, as Trustee of
                                      Prudential Realty Trust

ATTEST:

_________________________           /s/ Thomas F. Murray
                                   THOMAS F. MURRAY, as Trustee of
                                      Prudential Realty Trust

ATTEST:

_________________________           /s/ Joseph M. Selzer
                                   JOSEPH M. SELZER, as Trustee of
                                      Prudential Realty Trust

ATTEST:

_________________________           /s/ Richard J. Boyle
                                   RICHARD J. BOYLE, as Trustee of
                                      Prudential Realty Trust
ATTEST:

_________________________           /s/ Francis L. Bryant
                                   FRANCIS L. BRYANT, as Trustee of
                                      Prudential Realty Trust

ATTEST:

_________________________           /s/ Richard M. Osborne
                                   RICHARD M. OSBORNE


                                   TURKEY VULTURE FUND XIII, LTD.

                                   By: Richard M. Osborne, its Managing
ATTEST:                                 Member

_________________________           /s/ Richard M. Osborne
                                   Richard M. Osborne


                                   BLACK BEAR REALTY, LTD.


                                   By: Richard M. Osborne, its Managing
                                        Member
ATTEST:

_________________________           /s/ Richard M. Osborne
                                   Richard M. Osborne

                                 EXHIBIT A


           Ownership of Shares by Osborne Parties and Affiliates



Name                        No. of Capital Shares  No. of Income Shares

 Richard M. Osborne                    2,160,100           1,873,300(a)

 Turkey Vulture Fund XIII, Ltd.                0           1,873,300(b)

 Black Bear Realty, Ltd.                       0                     0



(a) This number includes 1,873,300 Income Shares beneficially owned by Turkey Vulture Fund XIII, Ltd.

(b) This number includes 1,873,300 Income Shares beneficially owned by Richard M. Osborne.

                                 EXHIBIT B


              Form of Stipulation of Dismissal (Probate Court)

                       COMMONWEALTH OF MASSACHUSETTS
                              THE TRIAL COURT

SUFFOLK, ss.                                       PROBATE COURT DEPT.
                                                   DOCKET NO. 95-E-0016

* * * * * * * * * * * * * * * * * * * * * *
                                      *
RICHARD M. OSBORNE, et al.,           *
                                      *
            Plaintiffs,               *
                                      *
      v.                              *
                                      *
PRUDENTIAL REALTY TRUST, et al.       *
                                      *
            Defendants.               *
                                      *
* * * * * * * * * * * * * * * * * * * * * *


                         STIPULATION FOR DISMISSAL

      Plaintiffs Richard M. Osborne and Robert G. Stern, and defendants

Prudential Realty Trust and its Trustees, stipulate that this action shall be dismissed with prejudice, with each party to bear its own fees, expenses and costs.

For the plaintiffs,                       For the defendants,

RICHARD M. OSBORNE and                 PRUDENTIAL REALTY TRUST, A
ROBERT G. STERN                        MASSACHUSETTS BUSINESS TRUST, and
                                       JEFFREY L. DANKER, THOMAS F. MURRAY,
                                       JOSEPH M. SELZER, RICHARD J. BOYLE,
                                       FRANCIS L. BRYANT, AS TRUSTEES OF THE
                                       PRUDENTIAL REALTY TRUST

By their attorneys,                    By their attorneys,


________________________________       _______________________________
Brian D. Bixby (BBO No. 044140)        Stephen D. Poss, P. C. (BBO No. 551760)
Edwin A. McCabe (BBO No. 327040)       Dana L. McAlister (BBO No. 565398)
Joseph P. Davis III (BBO No. 551111)   Gus P. Coldebella (BBO No. 566918)

CUDDY BIXBY                            GOODWIN, PROCTER & HOAR
One Financial Center                   Exchange Place
Boston, Massachusetts 02116            Boston, Massachusetts 02109-2881
(617) 348-3600                         (617) 570-1000


DATED:  July __, 1995

                                 EXHIBIT C



             Form of Stipulation of Dismissal (Superior Court)

                       COMMONWEALTH OF MASSACHUSETTS
                              THE TRIAL COURT

SUFFOLK, ss.                                       SUPERIOR COURT DEPT.
                                                   DOCKET NO. 95-2095-A

* * * * * * * * * * * * * * * * * * * * *
                                      *
RICHARD M. OSBORNE, et al.,           *
                                      *
            Plaintiffs,               *
                                      *
      v.                              *
                                      *
PRUDENTIAL REALTY TRUST, et al.       *
                                      *
            Defendants.               *
                                      *
* * * * * * * * * * * * * * * * * * * * *


                          STIPULATION OF DISMISSAL

      Plaintiffs Richard M. Osborne and Robert G. Stern, and defendants

Prudential Realty Trust and its Trustees, stipulate that this action shall be dismissed with prejudice, with each party to bear its own fees, expenses and costs.

For the plaintiffs,                    For the defendants,

RICHARD M. OSBORNE and                 PRUDENTIAL REALTY TRUST, A
ROBERT G. STERN                        MASSACHUSETTS BUSINESS TRUST, and
                                       JEFFREY L. DANKER, THOMAS F. MURRAY,
                                       JOSEPH M. SELZER, RICHARD J. BOYLE,
                                       FRANCIS L. BRYANT, AS TRUSTEES OF THE
                                       PRUDENTIAL REALTY TRUST

By their attorneys,                    By their attorneys,


________________________________       _________________________________
Brian D. Bixby (BBO No. 044140)        Stephen D. Poss, P. C. (BBO No. 551760)
Edwin A. McCabe (BBO No. 327040)       Dana L. McAlister (BBO No. 565398)
Joseph P. Davis III (BBO No. 551111)   Gus P. Coldebella (BBO No. 566918)

CUDDY BIXBY                            GOODWIN, PROCTER & HOAR
One Financial Center                   Exchange Place
Boston, Massachusetts 02116            Boston, Massachusetts 02109-2881
(617) 348-3600                         (617) 570-1000


DATED:  July __, 1995

                                 EXHIBIT D


            Form of Joint Motion for Dismissal (Superior Court)

                       COMMONWEALTH OF MASSACHUSETTS
                              THE TRIAL COURT

SUFFOLK, ss.                                       SUPERIOR COURT DEPT.
                                                   DOCKET NO. 95-2095-A

* * * * * * * * * * * * * * * * * * * * *
                                      *
RICHARD M. OSBORNE, et al.,           *
                                      *
            Plaintiffs,               *
                                      *
      v.                              *
                                      *
PRUDENTIAL REALTY TRUST, et al.       *
                                      *
            Defendants.               *
                                      *
* * * * * * * * * * * * * * * * * * * * *


          JOINT MOTION OF PLAINTIFFS AND DEFENDANTS FOR DISMISSAL

      Pursuant to Mass. R. Civ. P. 41(a)(2), plaintiffs Richard M. Osborne and Robert G. Stern ("plaintiffs"), and defendants Prudential Realty Trust

("Trust") and its Trustees ("defendants"), jointly move this Court to dismiss this action with prejudice, with each party to bear its own fees,

expenses and costs.(1)  As grounds for this motion, the parties assert:

      1.    Plaintiffs and defendants entered into a settlement agreement on July __, 1995 (the "Settlement Agreement") under which plaintiffs agreed to dismiss all claims against defendants, plaintiff Osborne agreed not to extend his tender offer for the capital shares of the Trust, and defendants agreed to dismiss all counterclaims against plaintiffs.  Pursuant to the

Settlement Agreement, plaintiffs and defendants have executed mutual general releases which include all claims which were asserted or could have been asserted in this action.  Said Settlement Agreement was approved by a majority of the Trust's trustees, including a majority of its independent trustees, as being in the best interest of the Trust's shareholders.



___________________

(1)  Plaintiffs and defendants have filed a similar Joint
     Motion for Dismissal in the nearly identical Probate Court action brought by plaintiffs.

      2.    Plaintiffs and defendants have executed and filed herewith a stipulation of dismissal under Mass. R. Civ. P. 41(a)(1)(ii).  However,

this Court granted the motion to intervene of Philip V. Oppenheimer, et al.

("intervenors") on June 26, 1995, and therefore plaintiffs and defendants are bringing this Motion to ensure complete dismissal of the action.

      3.    The interests of the intervenors are protected by the

Settlement Agreement.  The avowed reason that the intervenors sought to be parties to this suit was that plaintiff Osborne, through his tender offer,

could have "seiz[ed] control of the Trust by removing all of the current

Trustees (without cause) and replacing them with persons of his choosing.

Thereafter, the plaintiff could dismiss the counterclaims brought against him and his affiliates by the Trust in this action, and/or dismiss this case in its entirety."  Intervenors' Motion para. 4, at 4-5.  As stated

earlier, as part of the Settlement Agreement, plaintiff Osborne has agreed not to extend his tender offer for the capital shares of the Trust.

Moreover, insufficient shares have been tendered to enable Osborne to take such actions.  Therefore, intervenors' counterclaims--which involve interpretation of the Declaration if Osborne's tender offer were to be successful--are rendered moot by the settlement.  Intervenors' interests,

after settlement, are no longer in jeopardy.

      For all the foregoing reasons, this Court should dismiss this action with prejudice, with each party to bear its own fees, expenses and costs.



For the plaintiffs,                     For the defendants,

RICHARD M. OSBORNE and                  PRUDENTIAL REALTY TRUST, A
ROBERT G. STERN                         MASSACHUSETTS BUSINESS TRUST, and
                                        JEFFREY L. DANKER, THOMAS F.
                                        MURRAY, JOSEPH M. SELZER, RICHARD
                                        J. BOYLE, FRANCIS L. BRYANT, AS
                                        TRUSTEES OF THE PRUDENTIAL REALTY
                                        TRUST

By their attorneys,                     By their attorneys,


________________________________        ______________________________
Brian D. Bixby (BBO No. 044140)         Stephen D. Poss, P. C. (BBO No. 551760)
Edwin A. McCabe (BBO No. 327040)        Dana L. McAlister (BBO No. 565398)
Joseph P. Davis III (BBO No. 551111)    Gus P. Coldebella (BBO No. 566918)

CUDDY BIXBY                             GOODWIN, PROCTER & HOAR
One Financial Center                    Exchange Place
Boston, Massachusetts 02116             Boston, Massachusetts 02109-2881
(617) 348-3600                          (617) 570-1000


DATED:  July __, 1995

                                 EXHIBIT E


             Form of Joint Motion for Dismissal (Probate Court)

                       COMMONWEALTH OF MASSACHUSETTS
                              THE TRIAL COURT

SUFFOLK, ss.                                       PROBATE COURT DEPT.
                                                   DOCKET NO. 95-E-0016

* * * * * * * * * * * * * * * * * * * * *
                                      *
RICHARD M. OSBORNE, et al.,           *
                                      *
            Plaintiffs,               *
                                      *
      v.                              *
                                      *
PRUDENTIAL REALTY TRUST, et al.       *
                                      *
            Defendants.               *
                                      *
* * * * * * * * * * * * * * * * * * * * *


          JOINT MOTION OF PLAINTIFFS AND DEFENDANTS FOR DISMISSAL

      Pursuant to Mass. R. Civ. P. 41(a)(2), plaintiffs Richard M. Osborne and Robert G. Stern ("plaintiffs"), and defendants Prudential Realty Trust

("Trust") and its Trustees ("defendants"), jointly move this Court to dismiss this action with prejudice, with each party to bear its own fees,

expenses and costs.(2)  As grounds for this motion, the parties assert:

      1.    Plaintiffs and defendants entered into a settlement agreement on July __, 1995 (the "Settlement Agreement") under which plaintiffs agreed to dismiss all claims against defendants, plaintiff Osborne agreed not to extend his tender offer for the capital shares of the Trust, and defendants agreed to dismiss all counterclaims against plaintiffs.  Pursuant to the

Settlement Agreement, plaintiffs and defendants have executed mutual general releases which include all claims which were asserted or could have been asserted in this action.  Said Settlement Agreement was approved by a majority of the Trust's trustees, including a majority of its independent trustees, as being in the best interest of the Trust's shareholders.


___________________

(2)  Plaintiffs and defendants have filed a similar Joint
     Motion for Dismissal in the nearly identical Superior Court action brought by plaintiffs.

      2.    Plaintiffs and defendants have executed and filed herewith a stipulation of dismissal under Mass. R. Civ. P. 41(a)(1)(ii).  However, a motion to intervene has been filed by Philip V. Oppenheimer, et al.

("intervenors") on June 26, 1995, and therefore plaintiffs and defendants therefore bring this Motion to ensure complete dismissal of the action.

      3.    The interests of the intervenors are protected by the

Settlement Agreement.  The avowed reason that the intervenors sought to be parties to this suit was that plaintiff Osborne, through his tender offer,

could have "seiz[ed] control of the Trust by removing all of the current

Trustees (without cause) and replacing them with persons of his choosing.

Thereafter, the plaintiff could dismiss the counterclaims brought against him and his affiliates by the Trust in this action, and/or dismiss this case in its entirety."  Intervenors' Motion para. 4, at 4-5.  As stated

earlier, as part of the Settlement Agreement, plaintiff Osborne has agreed not to extend his tender offer for the capital shares of the Trust.

Moreover, insufficient shares have been tendered to enable Osborne to take such actions.  Therefore, intervenors' counterclaims--which involve interpretation of the Declaration if Osborne's tender offer were to be successful--are rendered moot by the settlement.  Intervenors' interests,

after settlement, are no longer in jeopardy.

      For all the foregoing reasons, this Court should dismiss this action with prejudice, with each party to bear its own fees, expenses and costs.



For the plaintiffs,                  For the defendants,

RICHARD M. OSBORNE and               PRUDENTIAL REALTY TRUST, A
ROBERT G. STERN                      MASSACHUSETTS BUSINESS TRUST, and
                                     JEFFREY L. DANKER, THOMAS F. MURRAY,
                                     JOSEPH M. SELZER, RICHARD J. BOYLE,
                                     FRANCIS L. BRYANT, AS TRUSTEES OF THE
                                     PRUDENTIAL REALTY TRUST

By their attorneys,                  By their attorneys,


________________________________     _______________________________
Brian D. Bixby (BBO No. 044140)      Stephen D. Poss, P. C. (BBO No. 551760)
Edwin A. McCabe (BBO No. 327040)     Dana L. McAlister (BBO No. 565398)
Joseph P. Davis III (BBO No. 551111) Gus P. Coldebella (BBO No. 566918)

CUDDY BIXBY                          GOODWIN, PROCTER & HOAR
One Financial Center                 Exchange Place
Boston, Massachusetts 02116          Boston, Massachusetts 02109-2881
(617) 348-3600                       (617) 570-1000


DATED:  July __, 1995

                                 EXHIBIT F

                    Form of Release for Robert G. Stern

                           MUTUAL GENERAL RELEASE

      MUTUAL GENERAL RELEASE made this ____ day of July, 1995, by and between Robert G. Stern ("Stern") and each of Prudential Realty Trust, a Massachusetts business trust (the "Trust"), The Prudential Realty Advisors, Inc., a New Jersey corporation ("PRA"), Jeffrey L. Danker ("Danker"), Thomas F. Murray ("Murray"), Joseph M. Selzer ("Selzer"), Richard J. Boyle ("Boyle") and Francis L. Bryant ("Bryant" and together with Danker, Murray, Selzer and Boyle, the "Trustees").

      WHEREAS, Stern, the Trust and the Trustees are parties (i) in the actions entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Probate Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk, Docket No. 95-E-0016 (the "Probate Court Action") and Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Superior Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk, Civil Action No. 95-2095-A (the "Superior Court Action" and together with the Probate Court Action, the "Trial Court Actions") and (ii) in certain other actions, suits or proceedings relating to the Trial Court Actions, including, without limitation, the action entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the District Court, City and County of Denver, Colorado, Case No. 95CV2674 and the action entitled In the Matter of the Application of Richard M. Osborne and Robert G. Stern, in the Supreme Court of the State of New York, County of New York, Index No. 115485/95 (such actions, suits and proceedings referred to in clauses
(i) and (ii) above, together with any and all notices of lis pendens (including, without limitation, the Lis Pendens Notice filed in the Probate Court Action on June 27, 1995 and in the Marion Circuit Court, No. 9500095, on June 27, 1995), attachments of any kind, including, without limitation, real estate attachments, restraining orders, injunctions or similar notices and notices of claim, which relate to the subject matter of such actions, suits or proceedings, are referred to herein as the "Lawsuits").

      WHEREAS, the execution and delivery of this Mutual General Release is a condition precedent to the obligations of the Trust, PRA, the Trustees, Richard M. Osborne ("Osborne"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Black Bear Realty Ltd. ("Black Bear" and together with Osborne and the Fund, the "Osborne Parties") under that certain Settlement and Standstill Agreement by and between the Trust, PRA, the Trustees and the Osborne Parties dated as of July __, 1995 (the "Settlement Agreement").

      NOW, THEREFORE, in consideration of the Settlement Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the undersigned parties:

      Stern hereby remises, releases and forever discharges each of the Trust, PRA, the Trustees, its or their respective successors in interest and subsidiaries thereof, and the past, present and future officers, trustees, shareholders, partners, members, agents, representatives, advisors (including without limitation, attorneys, accountants, bankers and financial advisors), heirs, successors and assigns of each of them (collectively, the "Trust Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that Stern (i) now has or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits.

      Stern hereby agrees that neither he nor his attorneys will pursue or conduct any discovery in the Lawsuits and hereby withdraws all discovery requests served or issued by him or his attorneys in the Lawsuits.

      Each of the Trust, PRA and the Trustees (in their respective capacities as Trustees of the Trust) hereby remises, releases and forever discharges each of Stern, his heirs, successors and assigns (collectively, the "Stern Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that the Trust, PRA and the Trustees (in their respective capacities as Trustees of the Trust) (i) now have or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits.

      This Mutual General Release is freely and voluntarily executed by each of the undersigned parties who, in executing this Mutual General Release, does not rely on any inducements, promises or representations of any other party or its representatives which are not described herein.
Each of the undersigned parties has been advised by his or its legal counsel as to the meaning and consequences of this Mutual General Release and the releases contained herein and acknowledges his or its understanding of the terms contained herein and the consequences thereof. This Mutual General Release shall be construed under and governed by the laws of The Commonwealth of Massachusetts.

      The failure of any of the undersigned parties to require the performance of a term or obligation under this Mutual General Release or the waiver by any of the undersigned parties of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Mutual General Release shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mutual General Release, but this Mutual General Release shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein.

                               [END OF TEXT]

EXECUTED as of the ___ day of July, 1995.


                                   PRUDENTIAL REALTY TRUST

ATTEST:

_________________________          By:
                                      Name:
                                      Title:


                                   THE PRUDENTIAL REALTY ADVISORS,
                                      INC.

ATTEST:

_________________________          By:
                                      Name:
                                      Title:


ATTEST:

_________________________
                                   JEFFREY L. DANKER


ATTEST:

_________________________
                                   THOMAS F. MURRAY


ATTEST:

_________________________
                                   JOSEPH M. SELZER


ATTEST:

_________________________
                                   RICHARD J. BOYLE

ATTEST:

_________________________
                                   FRANCIS L. BRYANT


ATTEST:

_________________________
                                   ROBERT G. STERN

                  Form of Release for Christopher Jarrett

                           MUTUAL GENERAL RELEASE

      MUTUAL GENERAL RELEASE made this ____ day of July, 1995, by and between Christopher Jarrett ("Jarrett") and each of Prudential Realty Trust, a Massachusetts business trust (the "Trust"), The Prudential Realty Advisors, Inc., a New Jersey corporation ("PRA"), Jeffrey L. Danker ("Danker"), Thomas F. Murray ("Murray"), Joseph M. Selzer ("Selzer"), Richard J. Boyle ("Boyle") and Francis L. Bryant ("Bryant" and together with Danker, Murray, Selzer and Boyle, the "Trustees").

      WHEREAS, the Trust and the Trustees are parties (i) in the actions entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Probate Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk, Docket No. 95-E-0016 (the "Probate Court Action") and Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the Superior Court Department of the Trial Court of The Commonwealth of Massachusetts for the County of Suffolk, Civil Action No. 95-2095-A (the "Superior Court Action" and together with the Probate Court Action, the "Trial Court Actions") and (ii) in certain other actions, suits or proceedings relating to the Trial Court Actions, including, without limitation, the action entitled Richard M. Osborne and Robert G. Stern v. Prudential Realty Trust and Jeffrey L. Danker, Thomas F. Murray, Joseph M. Selzer, Richard J. Boyle and Francis L. Bryant in the District Court, City and County of Denver, Colorado, Case No. 95CV2674 and the action entitled In the Matter of the Application of Richard M. Osborne and Robert G. Stern, in the Supreme Court of the State of New York, County of New York, Index No. 115485/95 (such actions, suits and proceedings referred to in clauses (i) and (ii) above, together with any and all notices of lis pendens (including, without limitation, the Lis Pendens Notice filed in the Probate Court Action on June 27, 1995 and in the Marion Circuit Court, No. 9500095, on June 27,
1995), attachments of any kind, including, without limitation, real estate attachments, restraining orders, injunctions or similar notices and notices of claim, which relate to the subject matter of such actions, suits or proceedings, are referred to herein as the "Lawsuits").

      WHEREAS, the execution and delivery of this Mutual General Release is a condition precedent to the obligations of the Trust, PRA, the Trustees, Richard M. Osborne ("Osborne"), Turkey Vulture Fund XIII, Ltd. (the "Fund") and Black Bear Realty Ltd. ("Black Bear" and together with Osborne and the Fund, the "Osborne Parties") under that certain Settlement and Standstill Agreement by and between the Trust, PRA, the Trustees and the Osborne Parties dated as of July __, 1995 (the "Settlement Agreement").

      NOW, THEREFORE, in consideration of the Settlement Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the undersigned parties:

      Jarrett hereby remises, releases and forever discharges each of the Trust, PRA, the Trustees, its or their respective successors in interest and subsidiaries thereof, and the past, present and future officers, trustees, shareholders, partners, members, agents, representatives, advisors (including without limitation, attorneys, accountants, bankers and financial advisors), heirs, successors and assigns of each of them (collectively, the "Trust Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that Jarrett (i) now has or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits.

      Each of the Trust, PRA and the Trustees (in their respective capacities as Trustees of the Trust) hereby remises, releases and forever discharges each of Jarrett, his heirs, successors and assigns (collectively, the "Jarrett Releasees") of and from all actions, causes of action, contributions, indemnities, apportionments, duties, debts, sums, sums of money, suits, omissions, bonds, bond specialties, covenants, contracts, controversies, restitutions, understandings, agreements, promises, commitments, damages, responsibilities and any and all claims, demands, executions, liabilities and accounts of whatsoever kind, nature or description, direct or indirect, oral or written, known or unknown, matured or unmatured, suspected or unsuspected at the present time, in law or in equity (including, without limitation, those in contract or in tort or otherwise, or under the laws and regulations of the United States or any state or other jurisdiction or public administrative board or agency), that the Trust, PRA and the Trustees (in their respective capacities as Trustees of the Trust) (i) now have or ever had from time to time through the date hereof, including, without limiting the generality of the foregoing, all claims or causes of action which were asserted or which could have been asserted in the Lawsuits, and (ii) may have at any time in the future which concern the facts relating to or the subject matter of the Lawsuits.

      This Mutual General Release is freely and voluntarily executed by each of the undersigned parties who, in executing this Mutual General Release, does not rely on any inducements, promises or representations of any other party or its representatives which are not described herein.
Each of the undersigned parties has been advised by his or its legal counsel as to the meaning and consequences of this Mutual General Release and the releases contained herein and acknowledges his or its understanding of the terms contained herein and the consequences thereof. This Mutual General Release shall be construed under and governed by the laws of The Commonwealth of Massachusetts.

      The failure of any of the undersigned parties to require the performance of a term or obligation under this Mutual General Release or the waiver by any of the undersigned parties of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Mutual General Release shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mutual General Release, but this Mutual General Release shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein.


                               [END OF TEXT]

EXECUTED as of the ___ day of ____________, 1995.


                                   PRUDENTIAL REALTY TRUST

ATTEST:

_________________________          By:
                                      Name:
                                      Title:


                                   THE PRUDENTIAL REALTY ADVISORS,
                                      INC.

ATTEST:

_________________________          By:
                                      Name:
                                      Title:


ATTEST:

_________________________
                                   JEFFREY L. DANKER


ATTEST:

_________________________
                                   THOMAS F. MURRAY


ATTEST:

_________________________
                                   JOSEPH M. SELZER



ATTEST:

_________________________
                                   RICHARD J. BOYLE



ATTEST:

_________________________
                                   FRANCIS L. BRYANT


ATTEST:

_________________________
                                   CHRISTOPHER JARRETT

                                 EXHIBIT G


                           Allocation of Payment

            Richard M. Osborne                      $  549,800.00

            Turkey Vulture Fund XIII, Ltd.          $      100.00

            Black Bear Realty, Ltd.                 $      100.00

                                                    $  550,000.00